Exhibit 99.1

OptimizeRx to Launch Real-time Financial Messaging With Modernizing
Medicine, Providing Prescription Cost Savings at Point-of-Care

Rochester, MI, & Boca Raton, FL, (December 6, 2017) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health record (EHR) systems, announces a new initiative with Modernizing Medicine to help patients save money and be better educated about their prescriptions.

Modernizing Medicine provides a specialty-specific, data-driven and cloud-based EHR system to dermatologists, ophthalmologists, orthopedic surgeons, plastic surgeons, urologists, otolaryngologists and pain management specialists nationwide. Over 10,000 providers use Modernizing Medicine’s mobile EHR system, EMA™, including more than 40 percent of U.S. dermatologists.

Modernizing Medicine’s EHR system was recently ranked #1 on the Black Book™ Physician Practice and Ambulatory Solutions list of top EHR systems for six specialties, and EMA has been named the #1 dermatology EHR system for four consecutive years.

OptimizeRx services will operate seamlessly within the Modernizing Medicine EHR system workflow to notify health care providers (HCPs) of potential prescription savings and support information for their patients.

“HCPs using our EHR system should be able to better address two of the greatest challenges in healthcare: improving affordability of medications and encouraging greater adherence,” said Dr. Michael Sherling, Chief Medical & Strategy Officer of Modernizing Medicine. “In this way Modernizing Medicine continues to serve our clients by providing additional technology intended to increase practice efficiency and improve patient outcomes.”

OptimizeRx’s growing EHR and eRx network now reaches more than 500,000 HCPs in the U.S., making it the healthcare industry’s largest point-of-prescribe network.

Miriam Paramore, president of OptimizeRx, commented: “As a leader in specialty-specific EHR systems for thousands of HCPs, and consistently named a top-ranked EHR vendor, Modernizing Medicine further strengthens our network where our financial and brand messaging are distributed. We look forward to delivering our services through the interface with Modernizing Medicine’s award-winning EHR systems.”

OptimizeRx recently reported record net revenue in the third quarter of 2017, up 74% as compared to the same year-ago quarter, which was driven by growth in financial and brand messaging by new and returning clients. OptimizeRx expects the additional channel partner to enhance its reach, thereby supporting additional revenue growth.

About Modernizing Medicine

Modernizing Medicine® and its affiliated companies are transforming how healthcare information is created, consumed and utilized in order to increase practice efficiency and improve patient outcomes. Our specialty-specific, data-driven and cloud-based electronic health records (EHR) and practice management (PM) systems, plus revenue cycle management (RCM) services, were built by a team including specialty physicians and practice management professionals. Our suite of products and services is designed to transform the clinical, financial and operational aspects of dermatology, gastroenterology, ophthalmology, orthopedics, otolaryngology, pain management, plastic surgery and urology practices. We also offer products designed specifically for ambulatory surgery centers. For more information, please visit www.modmed.com. Connect with Modernizing Medicine on our Blog, Facebook, LinkedIn and Twitter.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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For more information, contact:

Modernizing Medicine
Tara Auclair
Tel (561) 880-2998 x1321
tara.auclair@modmed.com
www.modmed.com

Matter

Jessica Wolter

Tel (978) 518-4536

modmed@matternow.com

www.matternow.com

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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